Patent Board Upholds Seer's Nano and Micro Particle Protein Enrichment Patent in a Challenge by Bruker Subsidiaries

23 claims of U.S. Patent No. 11,435,360 remain valid, supporting Seer's Proteograph® Product Suite

REDWOOD CITY, Calif., March 30, 2026 — Seer, Inc. (Nasdaq: SEER), a leader in deep, unbiased proteomic insights, today announced that the Patent Trial and Appeal Board (“PTAB”) of the U.S. Patent and Trademark Office issued a Final Written Decision on March 23, 2026, in an inter partes review of U.S. Patent No. 11,435,360 B2 (the “’360 Patent”). The inter partes review was filed by PreOmics GmbH and Biognosys AG, each a subsidiary of Bruker Corporation, challenging 11 of 29 claims of the ’360 Patent.

The ’360 Patent covers methods for analyzing biological samples using engineered nano- and microparticles that form protein coronas, resulting in protein enrichment that underlies Seer’s Proteograph platform for deep proteomic analysis. The ’360 Patent is owned by The Brigham and Women’s Hospital, Inc. and is exclusively licensed to Seer.

A total of 23 claims, including five challenged claims and 18 unchallenged claims, remain valid and protect Seer’s nanoparticle protein enrichment technology for analyzing biological samples, including cells, tissues and biofluids. The upheld claims are directed to detecting proteins across a wide concentration range and to particle-related aspects of Seer’s technology, both of which enable deep proteomic analysis.

“The PTAB’s decision affirms the strength of our technology and our Proteograph platform,” said Omid Farokhzad, Chair and Chief Executive Officer of Seer. “Seer pioneered the Proteograph platform, and our approach enables the deep, reproducible, and scalable proteomics data our customers depend on. We will continue to defend and invest in the IP that protects our technology and makes it possible for us to continue bringing exceptional insights to our customers.”

Seer’s Proteograph Product Suite integrates proprietary engineered nanoparticles, automation instrumentation, and analytical software to enable deep, unbiased proteomics at scale. The platform is supported by an intellectual property portfolio of more than 240 issued patents and pending patent applications worldwide, including 80 issued patents.

About Seer, Inc.

Seer, Inc. (Nasdaq: SEER) sets the standard in deep, unbiased proteomics, delivering insights with scale, speed, precision, and reproducibility previously unattainable by other proteomic methods. Seer's Proteograph Product Suite integrates proprietary engineered nanoparticles, automation instrumentation, optimized consumables, and advanced analytical software. Seer's products are for research use only and are not intended for diagnostic procedures. For more information, visit www.seer.bio.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer's beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer's actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding the strength and scope of Seer's intellectual property portfolio, Seer's ability to protect its innovations and market position, and the company's plans to pursue available legal options. These and other risks are described more fully in Seer's filings with the Securities and Exchange Commission ("SEC") and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

Patrick Schmidt
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Investor Contact:

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